UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 30, 2019

GREIF, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-00566	31-4388903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
425 Winter Road, Delaware, Ohio		43015
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (740) 549-6000
Not Applicable
(Former name or former address, if changed since last report.)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 - Regulation FD

Item 7.01.    Regulation FD Disclosure.

On January 30, 2019, Greif, Inc. issued a press release announcing the pricing of the previously announced private offering of $500 million aggregate principal amount of 6.50% senior notes due 2027 (the “Notes”). A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1, which is incorporated herein by reference.
The Notes and the related guarantees will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state or other jurisdiction, and, unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This report does not constitute an offer to sell, or a solicitation of an offer to buy, any security. No offer, solicitation, or sale will be made in any jurisdiction in which such an offer, solicitation or sale would be unlawful.
The information in this Item 7.01 and the exhibit attached to this Current Report as Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act, or the Exchange Act, except as shall be expressly stated by specific reference in such filing.

Section 9 - Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(i)	Exhibits.

Exhibit No.	Description
99.1	Press Release issued by Greif, Inc. on January 30, 2019

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREIF, INC.
Date: January 30, 2019	By	/s/ Gary R. Martz
Gary R. Martz Executive Vice President, General Counsel and Secretary